Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 33-43006, No. 33-
55065,  No. 33-62913, No. 333-17793, No. 333-39731  and  No.
333-39735) of Laboratory Corporation of America Holdings and Forms S-3/4 (No. 33-58307 and No. 33-58775) of National
Health Laboratories Holdings, Inc. of our report dated February 9, 2001 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 9, 2001


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